UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 6, 2007

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

     25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Effective June 6, 2007, the Board of Directors (the “Board”) of NovaDel Pharma Inc., a Delaware corporation (the “Company”) and Mr. Steven B. Ratoff, Chairman of the Board, agreed to revise the current consulting arrangement with Mr. Ratoff to reflect an increase in his day-to-day involvement with the Company. The Company had previously been compensating Mr. Ratoff at a rate of $10,000 per month and reimbursement of reasonable expenses for his services to the Company. Under the new consulting arrangement, Mr. Ratoff will increase his services to the Company and, as a result, the Company will compensate Mr. Ratoff at a rate of $17,500 per month and reimbursement of reasonable expenses. The consulting arrangement with Mr. Ratoff is on a month-to-month basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By	/s/ Michael E Spicer
Name	Michael E Spicer
Title	Chief Financial Officer

Date: June 12, 2007